Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp

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August 9, 2022	LONDON MOSCOW MUNICH PARIS SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO

Assembly Biosciences, Inc.

331 Oyster Point Blvd., Fourth Floor

South San Francisco, California 94080

Re:	Assembly Biosciences, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special United States counsel to Assembly Biosciences, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) on the date hereof, relating to the registration by the Company of an aggregate of 2,000,000 shares (the “Plan Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), for issuance pursuant to the Assembly Biosciences, Inc. 2018 Stock Incentive Plan, effective as of May 30, 2018 (the “2018 Original Plan”), as amended by Amendment No. 1 to the 2018 Original Plan, effective as of May 17, 2019 (the “2018 Plan Amendment No. 1”), as further amended by the Omnibus Amendment to the 2018 Original Plan, effective as of March 11, 2020 (the “Omnibus Amendment”), as further amended by Amendment No. 3 to the 2018 Original Plan, effective as of June 11, 2020 (the “2018 Plan Amendment No. 3”), as further amended by Amendment No. 4 to the 2018 Original Plan, effective as of May 20, 2021 (the “2018 Plan Amendment No. 4”), and as further amended by Amendment No. 5 to the 2018 Original Plan, effective as of May 25, 2022 (the “2018 Plan Amendment No. 5” and the 2018 Original Plan, as amended by the 2018 Plan Amendment No. 1, the Omnibus Amendment, the 2018 Plan Amendment No. 3, the 2018 Plan Amendment No. 4 and the 2018 Plan Amendment No. 5, the “2018 Plan”).

Assembly Biosciences, Inc.

August 9, 2022

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)the Registration Statement;

(b)an executed copy of a certificate, dated the date hereof, of Jason Okazaki, President, Chief Operating Officer and Corporate Secretary of the Company (the “Secretary’s Certificate”);

(c)copies of the Company’s (i) Third Amended and Restated Certificate of Incorporation, as amended, as in effect to May 31, 2018 and certified pursuant to the Secretary’s Certificate, (ii) Fourth Amended and Restated Certificate of Incorporation, as in effect from May 31, 2018 to June 11, 2020 and certified pursuant to the Secretary’s Certificate, (iii) Fifth Amended and Restated Certificate of Incorporation, as in effect from June 11, 2020 to May 25, 2022, and certified pursuant to the Secretary’s Certificate, and (iv) Sixth Amended and Restated Certificate of Incorporation, as in effect from May 25, 2022, certified by the Secretary of State of the State of Delaware as of the date hereof (the “Current Charter”), and certified pursuant to the Secretary’s Certificate;

(d)a copy of the Company’s (i) Amended and Restated Bylaws as in effect to August 6, 2019 and certified pursuant to the Secretary’s Certificate, (ii) Amended and Restated Bylaws, as amended, as in effect to June 12, 2020 and certified pursuant to the Secretary’s Certificate, (iii) Amended and Restated Bylaws, as in effect to January 22, 2021 and (iv) Amended and Restated Bylaws as in effect since January 22, 2021 and certified pursuant to the Secretary’s Certificate (the “Current Bylaws”);

(e)copies of certain resolutions of the Board of Directors of the Company, certified pursuant to the Secretary’s Certificate;

(f)the report of the inspector of elections of each of the 2018 Annual Meeting of the Stockholders of the Company, the 2019 Annual Meeting of Stockholders of the Company, the 2020 Annual Meeting of the Stockholders of the Company, the 2021 Annual Meeting of the Stockholders of the Company and the 2022 Annual Meeting of the Stockholders of the Company, as applicable, reflecting approval of the 2018 Original Plan, the 2018 Plan Amendment No. 1, the 2018 Plan Amendment No. 3, the 2018 Plan Amendment No. 4 and the 2018 Plan Amendment No. 5, respectively, each certified pursuant to the Secretary’s Certificate;

(g)copies of the 2018 Original Plan, the 2018 Plan Amendment No. 1, the Omnibus Amendment, the 2018 Plan Amendment No. 3, the 2018 Plan Amendment No. 4 and the 2018 Plan Amendment No. 5; and

(h)the forms of award agreements under the 2018 Plan.

Assembly Biosciences, Inc.

August 9, 2022

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate.

In rendering the opinions stated herein, we have also assumed that: (i) an appropriate account statement evidencing the Plan Shares credited to a recipient’s account maintained with the Company’s transfer agent has been or will be issued by the Company’s transfer agent, (ii) the issuance of the Plan Shares has been properly recorded in the books and records of the Company; (iii) each award agreement pursuant to which rights to acquire Plan Shares or other awards are granted pursuant to the 2018 Plan will be consistent with the 2018 Plan and will be duly authorized, executed and delivered by the parties thereto and (iv) the consideration received by the Company for each of the Plan Shares delivered pursuant to the 2018 Plan shall not be less than the per share par value of the Plan Shares.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Plan Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued, delivered and paid for in accordance with the terms of the 2018 Plan and the award agreement, the Plan Shares will be validly issued, fully paid and nonassessable.

In addition, in rendering the foregoing opinion we have assumed that the issuance of the Plan Shares does not and will not constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject (except that we do not make this assumption with respect to the Current Charter or Current Bylaws).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you

Assembly Biosciences, Inc.

August 9, 2022

of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate Meagher & Flom LLP